CODE OF ETHICS
                                       FOR
                          DREYFUS FOUNDERS FUNDS, INC.

                         (AS AMENDED AUGUST 11, 2000,
                      TO BE EFFECTIVE SEPTEMBER 1, 2000)


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                                TABLE OF CONTENTS


                                                                       PAGE

INTRODUCTION.............................................................1

  ENTITIES SUBJECT TO THIS CODE OF ETHICS................................1
  RELATED ENTITIES.......................................................1
  STATEMENT OF GENERAL PRINCIPLES........................................1

SECTION 1:  DEFINITIONS..................................................2

  ACCESS PERSON..........................................................2
  AFFILIATE..............................................................3
  AFFILIATED PRINCIPAL UNDERWRITER.......................................3
  BENEFICIAL OWNERSHIP...................................................3
  CONTROL................................................................3
  FUND AFFILIATES........................................................3
  INDEPENDENT DIRECTOR...................................................3
  INITIAL PUBLIC OFFERING................................................4
  INVESTMENT PERSONNEL...................................................4
  LIMITED OFFERING.......................................................4
  MELLON EMPLOYEE........................................................4
  MELLON INVESTMENT EMPLOYEES POLICY.....................................4
  MELLON SECURITIES TRADING POLICY.......................................4
  PURCHASE OR SALE OF A SECURITY.........................................4
  REPORTING PERSON.......................................................4
  RESTRICTED SECURITIES..................................................4
  SECURITY...............................................................4
  SECURITY IS BEING CONSIDERED FOR PURCHASE OR SALE......................5
  SECURITY IS BEING PURCHASED OR SOLD....................................5

SECTION 2:  GENERAL POLICY...............................................5


SECTION 3:  PROHIBITED PURCHASES AND SALES...............................6

  GENERAL PROHIBITION....................................................6
  INITIAL PUBLIC OFFERING................................................6

SECTION 4:  APPLICATION OF THIS CODE OF ETHICS TO MELLON EMPLOYEES, FUND
AFFILIATES, AND INDEPENDENT DIRECTORS....................................6


SECTION 5:  PRE-TRANSACTION APPROVAL.....................................7


SECTION 6:  SHORT-TERM TRADING PROFITS...................................7


SECTION 7:  POTENTIAL CONFLICTS OF INTEREST..............................7

  GIFTS..................................................................7
  OUTSIDE ACTIVITIES.....................................................7
  OWNERSHIP OF MELLON SECURITIES.........................................7
  RECOMMENDATION OF SECURITIES TRANSACTIONS..............................8
  FUND PORTFOLIO INFORMATION.............................................8
  MATERIAL NON-PUBLIC INFORMATION........................................8

SECTION 8:  SERVICE AS A DIRECTOR OF FOR-PROFIT COMPANIES................8

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SECTION 9:  BROKER CONFIRMATIONS.........................................9


SECTION 10:  REPORTING REQUIREMENTS......................................9

  A.  INITIAL REPORT BY NEW ACCESS PERSON................................9
  B.  PERIODIC REPORTS BY ACCESS PERSONS.................................9
  C.  ANNUAL REPORTS BY ACCESS PERSONS..................................10
  D.  MONITORING OF PERIODIC AND ANNUAL REPORTS.........................10
  E.  WRITTEN CERTIFICATION.............................................11
  F.  COPIES OF CERTIFICATIONS AND REPORTS..............................11
  G.  REPORTING PERSON REPORTS..........................................11

SECTION 11:  EXEMPTIONS.................................................12

  EXEMPT TRANSACTIONS...................................................12

SECTION 12:  DISSEMINATION, CORPORATE RECORD RETENTION, DISCLOSURE, AND
CONFIDENTIALITY.........................................................12


SECTION 13:  PERSONAL RECORD RETENTION..................................13


SECTION 14:  MATERIAL INSIDE (NON-PUBLIC) INFORMATION...................13


SECTION 15:  VIOLATIONS.................................................14


SECTION 16:  REVIEW.....................................................15


APPENDIX 1..............................................................17

  GENERAL DEFINITIONS...................................................21

APPENDIX 2..............................................................24

  POLICY STATEMENT ON INSIDER TRADING...................................24



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INTRODUCTION


ENTITIES SUBJECT TO THIS CODE OF ETHICS

      Dreyfus Founders Funds, Inc. (which, collectively with each of its series portfolios, is hereinafter referred to as the "Fund") is an open-end, externally managed investment company registered under the Investment Company Act of 1940 (the "1940 Act").

RELATED ENTITIES

      Founders  Asset  Management  LLC  ("Founders")   serves  as  the  external
investment manager of each series portfolio ("Portfolio" or collectively, "Portfolios") of the Fund pursuant to an investment advisory agreement. Founders is an investment adviser registered under the Investment Advisers Act of 1940 (the "Advisers Act").

      Dreyfus Service Corporation currently serves as the principal underwriter of the Fund ("DSC). DSC is an affiliated principal underwriter since Founders and DSC are both subsidiaries of Mellon Financial Corporation or subsidiaries thereof (`Mellon"). DSC is registered as a broker-dealer under the Securities Exchange Act of 1934 (the "1934 Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD").

      Founders and DSC, which have adopted their own securities trading policy and code of conduct, are directly subject only to certain reporting and certification provisions of this Code of Ethics.

STATEMENT OF GENERAL PRINCIPLES

      The directors ("directors"), officers, employees, and other access persons of the Fund ("Access Persons," as defined in Section 1 of this Code of Ethics) are cognizant of and committed to the performance of their fiduciary duties under general corporate law and as more specifically articulated in the 1940 Act, including, without limitation, proscriptions against overreaching, self-dealing, insider trading, and conflicts of interests. Moreover, with respect to certain legal matters and ethical questions arising in the course of their deliberations and actions, directors and other Access Persons regularly seek the advice of counsel.

      This Code of Ethics is directed to the particular objective of compliance with the provisions of Rule 17j-1 under the 1940 Act as such provisions are applicable to Access Persons and to the prevention of engagement in any personal securities transactions by Access Persons which might conflict with or adversely affect the interests and welfare of the Fund and its shareholders.


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Code of Ethics                                                               1

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      The general  principles and  procedures  which guide the activities of all
Access Persons are augmented by this Code of Ethics, which is based upon the fundamental recognition that Access Persons have a fiduciary relationship with the Fund and its shareholders which requires the maintenance by all such individuals of the highest standards of integrity and conduct.

      Access Persons must at all times recognize, respect, and act in the best interests of the shareholders of the Fund. In furtherance of their fiduciary responsibilities, Access Persons must ensure that they do not take any inappropriate advantage of their positions as directors, officers, employees, or agents of the Fund. Access Persons must avoid any situations which might compromise their exercise of fully independent judgment in the interests of or on behalf of the Fund and its shareholders.

      Professional and legal responsibilities to the Fund and its shareholders dictate that not only conflicts of interests, but the appearance of conflicts of interests, be avoided. Codes of ethics cannot define all conflict and potential conflict situations. Therefore, Access Persons must avoid engaging in any conduct that may create a conflict of interest or the potential for a conflict of interest. All activities of an Access Person must be governed by the high fiduciary standard of scrupulous avoidance of serving one's own personal interests ahead of the interests of the Fund.

                             SECTION 1: DEFINITIONS

      For the purpose of this Code of Ethics, the following general definitions shall apply:

     1. ACCESS PERSON shall mean:

          a. Any director or officer of the Fund; and

          b. Any employee of the Fund who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

          c. Any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security.

      Access Person shall not include an employee of the Fund who receives no information about current recommendations or trading or an employee who obtains information in a single instance, infrequently or inadvertently.


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     2.  AFFILIATE.  One is an "Affiliate" of another person or company if he or she:

          (i) is a partner, director, officer, or employee of such other person or company; or

          (ii) directly or indirectly owns, controls or holds with power to vote 5% or more of the outstanding voting securities of such company; or

          (iii)directly or indirectly controls, is controlled by, or is under common control with such company.

     3. AFFILIATED PRINCIPAL UNDERWRITER is a principal underwriter which is affiliated with the Fund or its investment adviser, or is a principal underwriter, any officer, director, or general partner of which is an officer, director, or general partner of the Fund or an investment adviser of the Fund. At present, DSC serves as the principal underwriter of the Fund. DSC is an affiliated principal underwriter, since Founders and DSC are subsidiaries of Mellon.

     4. BENEFICIAL OWNERSHIP shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires. A copy of the relevant portions of Rule 16a-1, which defines beneficial ownership in accordance with Section 16, is included on Appendix 1. Also included on Appendix 1 is an explanation of beneficial ownership.

     5. CONTROL shall have the meaning set forth in Section 2(a)(9) of the 1940 Act. A copy of Section 2(a)(9) of the 1940 Act is included on Appendix 1.

     6. FUND AFFILIATES are Access Persons who are neither Independent Directors nor Mellon Employees.

     7. INDEPENDENT DIRECTOR means a director of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act and who, in connection with his or her normal and regular responsibilities, does not make or participate in decisions with respect to the purchase or sale of a security by the Fund or make any recommendations with respect to such purchases or sales. An Independent Director is further defined as one who does not normally obtain information regarding the purchase or sale of a security by the Fund within fifteen days before or after the purchase or sale. A copy of Section 2(a)(19) of the 1940 Act is included on Appendix 1.


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Code of Ethics                                                               3

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     8. INITIAL PUBLIC OFFERING means an offering of securities registered under the Securities Act of 1933 the issuer of which, immediately before the registration, was not subject to the reporting requirements of the Securities Exchange Act of 1934.

     9. FUND INVESTMENT PERSONNEL include any Fund Affiliate who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; or who controls the Fund and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

     10. A LIMITED OFFERING means an offering that is exempt from registration under the Securities Act of 1933.

     11. A MELLON EMPLOYEE is an Access Person who is an employee of Mellon Financial Corporation or any of its direct or indirect subsidiaries, including Founders and DSC.

     12. The MELLON INVESTMENT EMPLOYEES POLICY refers to the provisions of the Mellon Securities Trading Policy which are applicable to Investment Employees as defined in the Mellon Securities Trading Policy.

     13. The MELLON SECURITIES TRADING POLICY constitutes the code of ethics promulgated in part in accordance with Rule 17j-1 of the 1940 Act, to which Founders and DSC are subject (hereinafter referred to as the "Mellon Policy").

     14. PURCHASE OR SALE OF A SECURITY shall include the writing of an option to purchase or sell the security.

     15. The REPORTING PERSON for all Independent Directors and Fund Affiliates is designated to be the Fund's' counsel. The Reporting Person for all Mellon Employees is designated to be the General Counsel of Founders.

     16. RESTRICTED SECURITIES shall include securities which are not readily marketable and securities which cannot be resold or distributed to the public or to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "1933 Act"), without an effective registration statement under the 1933 Act. A security which is not readily marketable is one which, for whatever reason, cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the security is reasonably valued.

     17. SECURITY shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, and shall also include related securities, such as rights and convertible instruments, and financial instruments such as options, futures, commodities,


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and  derivative  instruments  which  are  related  to,  but are not the same as, securities that may be held or acquired by the Fund and which may not be defined as securities in Section 2(a)(36) of the 1940 Act. The term security shall include restricted securities as defined herein. Security shall not include: government securities as defined in Section 2(a)(16) of the 1940 Act; high quality short-term debt instruments including, but not limited to, bankers' acceptances, bank certificates of deposit and time deposits, commercial paper,
and  repurchase  agreements;   and  shares  of  registered  open-end  investment
companies. Copies of Sections 2(a)(36) and 2(a)(16) of the 1940 Act are included on Appendix 1.

     18. A SECURITY IS BEING CONSIDERED FOR PURCHASE OR SALE when a recommendation to purchase or sell a security has been made and communicated or, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     19. A SECURITY IS BEING PURCHASED OR SOLD when, within the most recent seven-day period, a transaction in such security has been effected for the Fund, or when a transaction in such security is pending or in progress for the Fund.

                            SECTION 2: GENERAL POLICY

      Access Persons are specifically reminded that it is unlawful for any of them, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by the Fund:

     1. To employ any device, scheme or artifice to defraud the Fund;

     2. To make any untrue statement of a material fact to the Fund or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

     4. To engage in any manipulative practice with respect to the Fund.

      For purposes of this Section 2, a security held or to be acquired by the Fund means any security as defined herein which, within the most recent 15-day period, is or has been held by the Fund or is being or has been considered by the Fund for purchase.

      The provisions of this Code of Ethics have been instituted, in part, in an effort to ensure that Access Persons do not, inadvertently or otherwise, violate the proscriptions outlined above.


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Code of Ethics                                                               5

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                  SECTION 3: PROHIBITED PURCHASES AND SALES

GENERAL PROHIBITION

      Except as provided in Section 11 of this Code of Ethics, no Access Person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale:

     1. Is being considered for purchase or sale by the Fund; or

     2. Is being purchased or sold by the Fund.

INITIAL PUBLIC OFFERINGS AND LIMITED OFFERINGS

      Fund Investment Personnel must obtain approval from the Fund before directly or indirectly acquiring beneficial ownership in any securities in an initial public offering or in a limited offering.

             SECTION 4: APPLICATION OF THIS CODE OF ETHICS TO MELLON EMPLOYEES, FUND AFFILIATES, AND INDEPENDENT DIRECTORS

     1. Access Persons who are Mellon Employees are required by this Code of Ethics to comply with all provisions of the Mellon Policy which are applicable to them.

     2. Access Persons who are Fund Affiliates are required by this Code of Ethics to comply with those provisions of this Code of Ethics which are applicable to Fund Affiliates.

     3. Access Persons who are Fund Investment Personnel are required by this Code of Ethics to comply with those provisions of this Code of Ethics which are applicable to Fund Affiliates who are also Fund Investment Personnel.

     4. Access Persons who are Independent Directors are required by this Code of Ethics to comply with those provisions of this Code of Ethics which are applicable to Independent Directors.


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                       SECTION 5: PRE-TRANSACTION APPROVAL

     1. Fund Investment Personnel shall obtain prior written approval of their securities transactions in accordance with provisions relating thereto which are outlined in the Mellon Investment Employees Policy.

     2. Fund Affiliates who own restricted securities must adhere to disclosure and operational procedures which are outlined in the Mellon Investment Employees Policy, in any instance in which the Fund Affiliate is involved in consideration by any of the Portfolios of an investment in the issuer of the restricted security or an affiliate thereof.


                      SECTION 6: SHORT-TERM TRADING PROFITS

      Fund Investment Personnel are subject to restrictions with respect to obtaining profits from a purchase and sale, or a sale and purchase, of the same or equivalent securities within sixty (60) calendar days, in accordance with provisions relating thereto which are outlined in the Mellon Investment Employees Policy.

                  SECTION 7: POTENTIAL CONFLICTS OF INTEREST

GIFTS

      Fund Investment Personnel are subject to restrictions upon the giving and receiving of gifts or gratuities to the same extent as are Mellon Employees.

OUTSIDE ACTIVITIES

      Prior to accepting nomination or serving as a director, trustee, or managing general partner of a registered investment company for which neither Founders nor a Founders Affiliate provides investment advisory services, and prior to accepting employment with or acting as a consultant to any person acting as a registered investment adviser to a registered investment company, an Independent Director or a Fund Affiliate shall advise the board of directors of the Fund of his or her contemplated association.

      The board of directors of the Fund and the management of Founders will be given an opportunity to comment upon the contemplated association, and the individual shall not accept such association if the board of directors of the Fund objects.


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Code of Ethics                                                               7

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OWNERSHIP OF MELLON SECURITIES

      An Independent Director is prohibited from knowingly having any direct or indirect beneficial interest in, or being designated as trustee, executor, or guardian of any legal interest in, any security issued by Founders, DSC, or by a controlling person of Founders or DSC, including Mellon.

RECOMMENDATION OF SECURITIES TRANSACTIONS

      Independent Directors generally should refrain from recommending securities transactions to be entered into by the Portfolios. No Independent Director or Fund Affiliate shall recommend a securities transaction for the Fund, Founders, or any affiliate thereof without disclosing any interest which he or she may have in the securities or the issuer thereof (other than an interest in publicly traded securities where the total investment is $25,000 or less), including:

          o any direct or indirect beneficial ownership of any securities of such issuer;

          o    any   contemplated   transaction   by  the   individual  in  such
               securities;

          o any position which the individual may hold with such issuer or its affiliates; and

          o any present or proposed business relationship between such issuer or its affiliates and the individual, or any party in which the individual has a beneficial ownership interest.

FUND PORTFOLIO INFORMATION

      Independent Directors and Fund Affiliates should refrain from divulging the current portfolio positions or current or anticipated portfolio transactions, programs, or studies, of the Fund, Founders, or affiliates thereof, to unaffiliated third parties unless it is properly within the individual's responsibilities as a director, officer, or employee of the Fund to do so.

MATERIAL NON-PUBLIC INFORMATION

      No Independent Director or Fund Affiliate may engage in or recommend any securities transaction for his or her own benefit or for the benefit of others, including the Fund, Founders, or any affiliates thereof, while in possession of material non-public information with respect to the securities. No Independent Director or Fund Affiliate may communicate material non-public information to others unless it is properly within his or her responsibility as an Access Person of the Fund to do so.


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           SECTION 8: SERVICE AS A DIRECTOR OF FOR-PROFIT COMPANIES

      Fund Affiliates must receive written authorization from the board of directors of the Fund to serve on the board of directors of a publicly traded or privately held company engaged in business for profit. Fund Affiliates serving as directors of such companies are restricted from involvement in transactions on behalf of the Fund in securities of the company on the board of directors of which the individual serves as a director or in securities of an affiliate of such company.

                         SECTION 9: BROKER CONFIRMATIONS

      Fund Investment Personnel are subject to requirements with respect to providing brokers' confirmations of personal securities transactions which are outlined in the Mellon Investment Employees Policy.

                       SECTION 10: REPORTING REQUIREMENTS

A.    INITIAL REPORT BY NEW ACCESS PERSON

      Pursuant to provisions in the Mellon Policy, a new Access Person, other than an Independent Director, must provide to his or her Reporting Person a list of all non-exempt securities in which the Access Person has any direct or indirect beneficial ownership and all other information required by Rule 17j-1 of the 1940 Act, within ten days of the date upon which he or she becomes an Access Person of the Fund. Such Access Persons need not provide such reports if the report would duplicate information which the Access Person previously has provided to the Reporting Person for Mellon Employees, pursuant to the Mellon Policy.

B.    PERIODIC REPORTS BY ACCESS PERSONS

     1. Fund Affiliates who are not Fund Investment Personnel shall provide (i) quarterly reports of transactions in any securities in which they have, or by reason of such transactions acquire, any direct or indirect beneficial ownership in the securities and (ii) quarterly disclosure of any new securities account established with a broker, dealer, or bank to the Fund Affiliates' Reporting Person. Mellon Employees and Fund Investment Personnel will provide such information in accordance with procedures outlined in the Mellon Investment Employee Policy.

     2. An Independent Director need only report a transaction in a security if such Director, at the time of that transaction, knew or, in the ordinary course of fulfilling his official duties as a Director of the Fund, should have known that during the 15-day period immediately preceding the date of the transaction by the Director, such security was purchased or sold by any of the Portfolios or was being considered by any of the Portfolios or their investment advisers for purchase or sale by any of the Portfolios.


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     3. Every report required by paragraph 2 of this Section 10.B. shall be made to the Independent Directors' Reporting Person within ten days after the end of the calendar quarter in which the transaction to which the report relates was effected. Any such report shall contain all information required by Rule 17j-1 of the 1940 Act, including the following:

            a. The title of each security involved in the transaction, the amount of each security purchased or sold, the date of the transaction, and the price at which the transaction was executed;

            b. The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

            c. If the transaction was effected through a brokerage firm, a broker's confirmation of such transaction; and

            d. If no brokerage firm was involved in the transaction, an explanation of the circumstances surrounding the transaction and the manner in which the transaction was executed.

      Copies of such reports and, if applicable, accompanying confirmations shall be provided by the Independent Directors' Reporting Person to the General Counsel of Founders, who shall retain the reports for at least six years.

      Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

C.    ANNUAL REPORTS BY ACCESS PERSONS

      On or before January 30 of each calendar year, each Access Person other than Independent Directors shall provide to his or her Reporting Person all information required by Rule 17j-1 of the 1940 Act, including a list of all non-exempt securities in which, as of December 31 of the preceding year, the Access Person has any direct or indirect beneficial ownership interest, in accordance with procedures outlined in the Mellon Investment Employee Policy.

D.    MONITORING OF PERIODIC AND ANNUAL REPORTS

      The Reporting Person who receives periodic and annual reports from Access Persons is required to monitor such reports to determine whether any violations of this Code of Ethics may have occurred.


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E.    WRITTEN CERTIFICATION

      On a basis no less frequently than annually, each Access Person shall provide to the Independent Directors' Reporting Person a written certification that the Access Person has read and understands this Code of Ethics and recognizes that he or she is subject to those terms and provisions thereof which are applicable to him or her. Each Access Person shall further be required annually to certify in writing that he or she has complied with the requirements of this Code of Ethics which are applicable to him or her and has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code of Ethics.

F.    COPIES OF CERTIFICATIONS AND REPORTS

      Copies of all certifications and of any reports received by the Independent Directors' and Fund Affiliates' Reporting Person pursuant to this
Section 10 shall be provided by the Independent Directors' and Fund Affiliates' Reporting Person to the General Counsel of Founders, who shall retain the certifications and reports for at least six years.

G.    REPORTING PERSON REPORTS

      On a basis no less frequently than annually, the Independent Directors' Reporting Person shall prepare and, as to Founders and DSC, arrange to receive from appropriate representatives of Founders and DSC, written reports ("Reports") to the board of directors of the Fund or to a standing committee of the board designated by the Independent Directors to receive such Reports, each of which shall provide the following information:

            a. A summary of existing procedures concerning investments in securities (i) by all Access Persons who are required to report to the Reporting Persons and (ii) by all access persons of Founders and DSC, and any changes in such procedures which were implemented in the past twelve
      (12) months;

            b. Any issues arising under this Code of Ethics or the Mellon Policy, including, but not limited to, material or recurring violations of this Code of Ethics or the Mellon Policy, committed by any of their respective access persons during the previous year and the sanctions imposed in response thereto;

            c. Any recommended changes in existing procedures to this Code of Ethics or the Mellon Policy based upon (i) the experience of the Fund, Founders, or DSC under their respective Code of Ethics and Mellon Policy;
      (ii) evolving industry practices; (iii) developments in applicable laws or regulations; or (iv) other reasons; and


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Code of Ethics                                                              11

            d. A certification that each Fund and each Fund's investment adviser and affiliated principal underwriter, as applicable in the respective Reports, has adopted procedures reasonably necessary to prevent its respective access persons from violating this Code of Ethics or the Mellon Policy, as applicable.

                             SECTION 11: EXEMPTIONS

     EXEMPT TRANSACTIONS. The prohibitions of Section 3 of this Code of Ethics shall not apply to:

     1. Purchases or sales of securities effected in any account over which an Access Person has no direct or indirect influence or control over the investment decision-making process (i.e., discretionary trading accounts);

     2. Purchases or sales which are non-volitional on the part of either an Access Person or the Fund;

     3. Purchases which are part of an automatic dividend reinvestment plan;

     4. Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

     5. Purchases or sales of securities other than restricted securities which receive the prior approval of the President (or equivalent officer) of the entity of which the Access Person is an employee (or, if not an employee of any entity, the President of the Fund), or such other officer as any such President may designate to grant such approval in his or her absence, because they are only remotely potentially harmful to the Fund since they would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the securities to be purchased, sold, or held by the Fund.

     6. Any transactions or securities which are exempt from the preclearance requirements of the Mellon Investment Employees Policy.

             SECTION 12: DISSEMINATION, CORPORATE RECORD RETENTION,
                         DISCLOSURE, AND CONFIDENTIALITY

     1. The Fund shall provide a copy of this Code of Ethics to all Access Persons.

     2. The Fund shall maintain for a six-year period in an easily accessible place the following records:


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12                                                              Code of Ethics

          a. A copy of this Code of Ethics;

          b. A record of any violation of this Code of Ethics and of any action taken as a result of such violation;

          c. A copy of each report made by an Access Person pursuant to this Code of Ethics; and

          d. A list of all persons who are, or within the past six years have been, required to make reports pursuant to this Code of Ethics.

     3. Individuals who may receive (i) reports of securities transactions and/or securities holdings of Access Persons and (ii) other information with respect to Access Persons' compliance with or violations of any provisions of this Code of Ethics shall receive and maintain the information in confidence. Such information shall only be disclosed to those persons or entities who have either a need or a legal obligation to receive such information or have the legal authority to be provided with the information. Persons and entities to whom such information may appropriately be disclosed include, but are not necessarily limited to, the directors of the Fund, the presidents of the Fund and of Founders, compliance, accounting, and legal personnel of the Fund and of Founders, state and federal regulatory agencies, and appropriate representatives of the NASD.

                      SECTION 13: PERSONAL RECORD RETENTION

      Each Access Person is encouraged to retain in his or her personal files for a period of at least six years broker's confirmations, monthly statements, or other appropriate information covering all personal securities transactions, and all transactions in securities effected by, for, or on behalf of any member of the Access Person's household, showing the amount of each security purchased or sold, the date of the transaction, the price at which it was executed, and the name and address of the executing broker or dealer, if any.

             SECTION 14: MATERIAL INSIDE (NON-PUBLIC) INFORMATION

      It is unlawful under the 1934 Act and SEC Rule 10b-5 thereunder for any person to trade or recommend trading in securities on the basis of material, inside (non-public) information. A Policy Statement On Insider Trading is included as Appendix 2 and is incorporated herein by this reference. By acknowledging that they have read, understand and will comply with this Code of Ethics, Independent Directors and Fund Affiliates are also acknowledging that they have read, understand and will comply with the Policy Statement on Insider Trading.


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Code of Ethics                                                              13

                             SECTION 15: VIOLATIONS

     1. Any Access Person who becomes aware of a violation or apparent violation of this Code of Ethics by an Independent Director or a Fund Affiliate shall advise the president of the Fund or the Fund's legal counsel of the matter. The person to whom the violation or apparent violation is made known shall thereupon report the matter to the Fund's board of directors. The board shall determine whether a violation has occurred and, if so, will impose or, where applicable, recommend such sanctions, if any, as it deems appropriate, including verbal or written warnings, a letter of censure, suspension, termination of employment, or other sanctions.

     2. Any Access Person who becomes aware of a violation or apparent violation of this Code of Ethics by an Access Person of the Fund who is not an Independent Director or a Fund Affiliate shall advise the president of Founders, Founders' Legal Department or Founders' legal counsel of the matter. The person to whom the violation or apparent violation is made known shall thereupon report the matter to Founders' president or, if the violation or apparent violation involves Founders' president, Founders' chairman of the board of directors. Founders' president or chairman of the board, as appropriate, in consultation with Founders Legal Department (if not involved with the violation or apparent violation), shall take such action as is required by the Mellon Policy.

     3. In addition to any other sanctions which may be imposed upon an Independent Director or Fund Affiliate who has violated this Code of Ethics, and particularly in circumstances in which the violation involves the sale or purchase of a security, the individual having engaged in the violation may be required either to unwind the purchase or sale transaction or, if that is impractical, disgorge all profits from the transaction. Any such profits are to be allocated in whole or in part as determined equitably by the Fund's board of directors.

     4. The Founders Legal Department shall notify the Fund's board of directors, or a standing committee of the board designated by the Independent Directors, of violations of this Code of Ethics committed by an Access Person of the Fund who is not an Independent Director or Fund Affiliate and of the sanctions, if any, which have been imposed upon the person having committed the violation. Such a report will be provided at the next regularly scheduled meeting of the Fund's board of directors following the determination of the occurrence of the violation.

      The  Fund's  board  of   directors   will  review  the  report  and  other
presentations concerning the violation and the sanctions imposed with respect thereto, and may either:

          a.   Take no further action; or

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14                                                              Code of Ethics

          b. Recommend reconsideration of the determination that a violation has occurred, the sanctions imposed with respect thereto, and/or of the allocation of any disgorgement, accompanied by specific suggestions for change in the actions taken as the board of directors may deem appropriate.

     5. Upon receipt of a recommendation for reconsideration from the Fund's board of directors in accordance with item 4.b. above, the chairman of the board or the president of Founders, as applicable, will consider the directors' recommendations and will take such action as he or she deems appropriate under the circumstances. A report of the action taken will be provided at the next regularly scheduled meeting of the Fund's board of directors.

                               SECTION 16: REVIEW

     1. The board of directors of the Fund, including a majority of the Fund's Independent Directors, shall approve this Code of Ethics, the Mellon Policy, and the code of ethics of any other investment adviser and affiliated principal underwriter of the Fund, and any material changes to such codes of ethics.

     2. Approval of codes of ethics and any material changes thereto shall be based upon a determination that the codes contain provisions reasonably necessary to prevent access persons from engaging in conduct prohibited by Rule 17j-1 under the 1940 Act.

     3. Prior to approving a code of ethics, the directors of the Fund must receive a certification from the Fund and each Fund's investment adviser and affiliated principal underwriter that each entity has adopted procedures reasonably necessary to prevent access persons of the respective entity from violating the entity's code of ethics.

     4. Approval by the Fund's directors of the code of ethics of a Fund's investment adviser or affiliated principal underwriter must occur prior to the initial retention of services of the investment adviser or affiliated principal underwriter.1

     5. The general counsel of Founders is directed to advise the Fund's board of directors at their next regularly scheduled meeting of any material changes to the Mellon Policy or to any other code of ethics of any investment adviser or affiliated principal underwriter of the Fund. Approval of material changes by the Fund's directors to the Mellon Policy or any other code of ethics must occur no later than six months after adoption of the material change.


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Code of Ethics                                                              15

--------
1 Since the Fund has heretofore retained the services of its investment adviser and affiliated principal underwriter, this requirement will be satisfied by the approval by the Fund's directors of the Mellon Policy by September 1, 2000.

     6. This Code of Ethics shall be reviewed by the boards of directors of the Fund no less frequently than annually.

      APPROVED AND AMENDED to be effective as of September 1, 2000, by vote of a majority of the directors of the Fund, including a majority of the Independent Directors.







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16                                                              Code of Ethics

                                   APPENDIX 1
                                       TO
                                 CODE OF ETHICS

A.    BENEFICIAL OWNERSHIP

      REG. Sec. 240.16A-1.

     (a) The term "beneficial owner" shall have the following applications:

     (2) ...the term "beneficial owner" shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the equity securities, subject to the following:

          (i) The term "pecuniary interest" in any class of equity securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

          (ii) The term "indirect pecuniary interest" in any class of equity securities shall include, but not be limited to:

                  (A) securities held by members of a person's immediate family sharing the same household; provided, however, that the presumption of such beneficial ownership may be rebutted; see also sec. 240.16a-1(a)(4); [Amended in Release No. 34-29131 (P. 26,086A), effective May 1, 1991, 56 F.R. 19925.]

                  (B)  a  general  partner's   proportionate   interest  in  the
      portfolio securities held by a general or limited partnership. The general partner's proportionate interest, as evidenced by the partnership agreement in effect at the time of the transaction and the partnership's most recent financial statements, shall be the greater of:

                  (1) the general partner's share of the partnership's  profits, including profits attributed to any limited partnership interests held by the general partner and any other interests in profits that arise from the purchase and sale of the partnership's portfolio securities; or

                  (2) the general  partner's  share of the  partnership  capital account, including the share attributable to any limited partnership interest held by the general partner.

                  (C) a performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or


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Code of Ethics                                                              17
      entity performing a similar function; provided, however, that no pecuniary interest shall be present where:

                  (1) the  performance-related  fee, regardless of when payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary's overall performance over a period of one year or more; and

                  (2) equity securities of the issuer do not account for more than ten percent of the market value of the portfolio. A right to a nonperformance-related fee alone shall not represent a pecuniary interest in the securities;

                  (D) A person's right to dividends that is separated or separable from the underlying securities. Otherwise, a right to dividends alone shall not represent a pecuniary interest in the securities;

                  (E) A person's interest in securities held by a trust, as specified in sec.240.16a-8(b); and

                  (F) A person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

            (iii) A shareholder shall not be deemed to have a pecuniary interest in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

      (e) The term "immediate family" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

EXPLANATION OF BENEFICIAL OWNERSHIP. The definition that follows conforms to interpretations of the SEC on this matter. A determination of beneficial ownership requires a detailed analysis of personal financial circumstances that are subject to change. It is the responsibility of each Access Person to read the definition, and based on that definition determine whether he/she is the beneficial owner of a security.

      Securities owned of record or held in the Access Person's name are generally considered to be beneficially owned by the Access Person.

Securities held in the name of any other person are deemed to be beneficially owned by the Access Person if by reason of any contract, understanding,


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18                                                              Code of Ethics
relationship, agreement or other arrangement, the Access Person obtains therefrom benefits substantially equivalent to those of ownership, including the power to vote, or to direct the disposition of, such securities. Beneficial ownership includes securities held by others for the Access Person's benefit (regardless of record ownership), e.g., securities held for the Access Person or members of the Access Person's immediate family, defined below, by agents, custodians, brokers, trustees, executors or other administrators; securities owned by the Access Person but which have been transferred into the Access Person's name on the books of the company; securities which the Access Person has pledged; or securities owned by a corporation that should be regarded as the Access Person's personal holding corporation. As a natural person, beneficial ownership is deemed to include securities held in the name or for the benefit of the Access Person's immediate family, which includes the Access Person's spouse, the Access Person's minor children and stepchildren and the Access Person's relatives or the relatives of the Access Person's spouse who are sharing the Access Person's home, unless because of countervailing circumstances, the Access Person does not enjoy benefits substantially equivalent to those of ownership. Benefits substantially equivalent to ownership include, for example, application of the income derived from such securities to maintain a common home, meeting expenses that such person otherwise would meet from other sources, and the ability to exercise a controlling influence over the purchase, sale, or voting of such securities. An Access Person is also deemed the beneficial owner of securities held in the name of some other person even though the Access Person does not obtain benefits of ownership, if the Access Person can vest or revest title in himself or herself at once, or at some future time. In addition, a person will be deemed the beneficial owner of a security if he/she has the right to acquire beneficial ownership of such security at any time (within 60 days) including but not limited to any right to acquire: (1) through the exercise of any option, warrant, or right; (2) through the conversion of a security; or (3) pursuant to the power to revoke a trust, discretionary account, or similar arrangement.

      With respect to ownership of securities held in trust, beneficial ownership includes ownership of securities as a trustee in instances where either the Access Person as trustee or a member of the Access Person's "immediate family" has a vested interest in the income or corpus of the trust, the ownership by the Access Person of a vested beneficial interest in the trust and the ownership of securities as a settlor of a trust in which the Access Person as the settlor has the power to revoke the trust without obtaining the consent of the beneficiaries. Certain exemptions to these trust beneficial ownership rules exist, including an exemption for instances where beneficial ownership is imposed solely by reason of the Access Person being settlor or beneficiary of the securities held in trust and the ownership, acquisition, and disposition of such securities by the trust is made without the Access Person's prior approval as settlor or beneficiary. "Immediate family" of an Access Person as trustee means the Access Person's son or daughter (including any legally adopted children or any descendant of either), the Access Person's stepson or stepdaughter, the


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Code of Ethics                                                              19

Access Person's father or mother or any ancestor of either, the Access Person's stepfather or stepmother and the Access Person's spouse.

      To the extent that stockholders of a company use it as a personal trading or investment medium and the company has no other substantial business, stockholders are regarded as beneficial owners, to the extent of their respective interests, of the stock thus invested or traded in. A general partner in a partnership is considered to have indirect beneficial ownership in the securities held by the partnership to the extent of his or her pro rata interest in the partnership. Indirect beneficial ownership is not, however, considered to exist solely by reason of an indirect interest in portfolio securities held by any holding company registered under the Public Utility Holding Company Act of 1935, a pension or retirement plan holding securities of an issuer whose employees generally are beneficiaries of the plan, and a business trust with over 25 beneficiaries.

      Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership as part of a plan or scheme to evade the reporting requirements of the 1934 Act shall be deemed the beneficial owner of such security.

      The final determination of beneficial ownership is a question to be determined in light of the facts of a particular case. Thus, while the Access Person may report the security holdings of other members of his or her family, the Access Person may nonetheless disclaim beneficial ownership of such securities.


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20                                                              Code of Ethics

                               GENERAL DEFINITIONS

B.    CONTROL

Sec. 2.(a) When used in this title, unless the context other requires--

      [Control]

      (9) "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

      [Government Security]

      (16) "Government security" means any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

C.    INTERESTED PERSON

Sec.2(a)(19) "Interested person" of another person means--

      (A)   when used with respect to an investment company--

            (i)   any affiliated person of such company,

            (ii) any member of the immediate family of any natural person who is an affiliated person of such company,

            (iii) any interested person of any investment adviser of or principal underwriter for such company,

            (iv) any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of such company has acted as legal counsel for such company,

            (v)   any  broker  or  dealer   registered  under  the  Securities
      Exchange Act of 1934 or any affiliated person of such a broker or dealer, and

            (vi) any natural person whom the Commission by order shall have determined to be an interested person by reason of having had, at any time since the beginning of the last two completed fiscal years of such company, a material business or professional relationship with such company or with the principal executive officer of such company or with any other investment company having the same investment adviser or


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Code of Ethics                                                              21
      principal underwriter or with the principal executive officer of such other investment company:

Provided, That no person shall be deemed to be an interested person of an investment company solely by reason of (aa) his being a member of its board of directors or advisory board or an owner of its securities, or (bb) his membership in the immediate family of any person specified in clause (aa) of this proviso; and

      (B) when used with respect to an investment adviser of or principal underwriter for any investment company--

            (i)   any  affiliated   person  of  such  investment   adviser  or
      principal underwriter,

            (ii) any member of the immediate family of any natural person who is an affiliated person of such investment adviser or principal underwriter,

            (iii) any person who knowingly has any direct or indirect beneficial interest in, or who is designated as trustee, executor, or guardian of any legal interest in, any security issued either by such investment adviser or principal underwriter or by a controlling person of such investment adviser or principal underwriter,

            (iv) any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of such investment company has acted as legal counsel for such investment adviser or principal underwriter,

            (v)   any  broker  or  dealer   registered  under  the  Securities
      Exchange Act of 1934 or any affiliated person of such a broker or dealer, and

            (vi) any natural person whom the Commission by order shall have determined to be an interested person by reason of having had at any time since the beginning of the last two completed fiscal years of such investment company a material business or professional relationship with such investment adviser or principal underwriter or with the principal executive officer or any controlling person of such investment adviser or principal underwriter.

For the purposes of this paragraph (19), "member of the immediate family" means any parent, spouse of a parent, child, spouse of a child, spouse, brother or sister, and includes step and adoptive relationships. The Commission may modify or revoke any order issued under clause (vi) of subparagraph (A) or (B) of this paragraph whenever it finds that such order is no longer consistent with the facts. No order issued pursuant to clause (vi) of subparagraph (A) or (B) of this paragraph shall become effective until at least sixty days after the entry thereof,


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22                                                              Code of Ethics
and no such order shall affect the status of any person for the purposes of this title or for any purpose for any period prior to the effective date of such order.

D.    SECURITY
      --------

Sec. 2(a)(16) "Government security" means any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

Sec. 2(a)(36) "Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.


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Code of Ethics                                                              23

                                   APPENDIX 2
                                       TO
                                 CODE OF ETHICS

                       POLICY STATEMENT ON INSIDER TRADING


INSIDER TRADING AND TIPPING LEGAL PROHIBITIONS

Federal securities laws generally prohibit the trading of securities while in possession of "material nonpublic" information regarding the issuer of those securities (insider trading). Any person who passes along material nonpublic information upon which a trade is based (tipping) may also be liable.

Information is "material" if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell, or hold securities. Obviously, information that would affect the market price of a security would be material. Examples of information that might be material include:

     o a proposal or agreement for a merger, acquisition, or divestiture, or for the sale or purchase of substantial assets;

     o tender offers, which are often material for the party making the tender offer as well as for the issuer of the securities for which the tender offer is made;

     o    dividend declarations or changes;

     o    extraordinary borrowings or liquidity problems;

     o defaults under agreements or actions by creditors, customers, or suppliers relating to a company's credit standing;

     o earnings and other financial information, such as large or unusual write-offs, write-downs, profits or losses;

     o pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions, or discoveries of mineral deposits;

     o    a proposal or agreement concerning a financial restructuring;

     o a proposal to issue or redeem securities, or a development with respect to a pending issuance or redemption of securities;

     o    a significant expansion or contraction of operations;


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     o    information about major contracts or increases or decreases in orders;

     o the institution of, or a development in, litigation or a regulatory proceeding;

     o    developments regarding a company's senior management;

     o    information  about a company received from a director of that company;
          and

     o    information   regarding  a  company's   possible   noncompliance  with
          environmental protection laws.

This list is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material.

"Nonpublic"--Information about a company is nonpublic if it is not generally available to the investing public. Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the company or its insiders is likely to be deemed nonpublic information.

If you obtain material nonpublic information you may not trade related securities until you can refer to some public source to show that the information is generally available (that is, available from sources other than insider sources) and that enough time has passed to allow wide dissemination of the information. While information appearing in widely accessible sources--such as in newspapers or on the internet--becomes public very soon after publication, information appearing in less accessible sources--such as regulatory filings, may take up to several days to be deemed public. Similarly, highly complex information might take longer to become public than would information that is easily understood by the average investor.

THE FUND'S POLICY

Access Persons who possess material nonpublic information about a company may not trade in that company's securities, either for their own accounts or for any account over which they exercise investment discretion. In addition, Access Persons may not recommend trading in those securities and may not pass the information along to others, except to employees who need to know the information in order to perform their job responsibilities. These prohibitions remain in effect until the information has become public.

Access Persons who have investment responsibilities should take appropriate steps to avoid receiving material nonpublic information. Receiving such information could create severe limitations on their ability to carry out their responsibilities to the Fund.


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Access Persons managing the work of consultants and temporary employees who have access to the types of confidential information described in this Policy are responsible for ensuring that consultants and temporary employees are aware of this policy and the consequences of noncompliance.

Questions regarding the Fund's policy on material nonpublic information, or specific information that might be subject to it, should be referred to the Fund's Counsel.







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